Exhibit 99.1

N e w s R e l e a s e

QUICKSILVER RESOURCES INC.
801 Cherry Street
Fort Worth, TX 76102
www.qrinc.com

QUICKSILVER RESOURCES RECEIVES CONTINUED LISTING
STANDARDS NOTICE FROM THE NYSE

FORT WORTH, TEXAS (October 9, 2014) - Quicksilver Resources Inc. (NYSE: KWK) announced that today it received notice from the New York Stock Exchange (NYSE) that the company has not met the NYSE’s continued listing standard that requires a minimum average closing price of $1.00 per share over 30 consecutive trading days.

Under the NYSE rules, Quicksilver has six months from the date of its receipt of the NYSE notice to regain compliance with the minimum share price requirement, or, if stockholder approval is required to cure the price deficiency (as would be the case for a reverse stock split), until the company’s next annual meeting of stockholders. During that time, Quicksilver’s shares will continue to be listed and will trade on the NYSE, subject to the company’s continued compliance with the NYSE’s other applicable listing rules.

The NYSE notification does not affect Quicksilver’s business operations or its Securities and Exchange Commission reporting requirements, and does not conflict with any of the company’s credit agreements or debt and other obligations. Quicksilver is taking steps to enhance its current and prospective financial position, including efforts to market company assets, identify joint venture partners or otherwise engage in strategic transactions. Quicksilver has notified the NYSE that it intends to cure the deficiency.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a publicly traded independent oil and gas company engaged in the exploration, development and acquisition of oil and gas, primarily from unconventional reservoirs including shales and coal beds in North America. Quicksilver's Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta. Quicksilver's common stock is traded on the New York Stock Exchange under the symbol "KWK." For more information about Quicksilver Resources, visit www.qrinc.com.

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Forward-Looking Statements

Certain statements contained in this press release and other materials we file with the SEC, or in other written or oral statements made or to be made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” "contemplate," “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include: changes in general economic conditions; failure to satisfy our short or long-term liquidity needs, including the ability to access necessary capital resources and address near-term debt maturities; fluctuations in natural gas, NGL and oil prices; failure or delays in achieving expected production from exploration and development projects; our ability to achieve anticipated cost savings and other spending reductions and operational efficiencies; failure to comply with covenants under our Combined Credit Agreements and other indebtedness, the resulting acceleration of debt thereunder and the inability to make necessary repayments or to make additional borrowings; uncertainties inherent in estimates of natural gas, NGL and oil reserves and predicting natural gas, NGL and oil production and reservoir performance; effects of hedging natural gas, NGL and oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; delays in construction of transportation pipelines and gathering, processing and treating facilities; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; failure or delay in completing strategic transactions, particularly in contracting for a transaction involving our Horn River Asset; failure to make the necessary expenditures under or related to our contractual commitments, including our spending requirement pursuant to Fortune Creek; the effects of existing or future litigation; and additional factors described elsewhere in this press release.

This list of factors is not exhaustive, and new factors may emerge or changes to these factors may occur that would impact our business. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K, including any amendments thereto. All such risk factors are difficult to predict, and are subject to material uncertainties

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that may affect actual results and may be beyond our control. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

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Investor & Media Contact:
David Erdman
(817) 665-4023